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Exhibit 23.2

CONSENT OF STONEFIELD JOSEPHSON

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Zeros & Ones, Inc. for the year ending December 31, 2000, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Registration Statement on Form S-8 for Zeros & Ones, Inc., dated November 5, 2001.

/s/ Stonefield Josephson Accountancy Corporation
STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION

Santa Monica, California

November 14, 2001

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  Exhibit 23.2